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                                                                    Exhibit 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-55364, Form S-8/S-3 No. 333-34202 and S-8 No. 333-42952)
pertaining to the 1998 Stock Plan, as amended, the 1999 Employee Stock Purchase Plan, the 1999 Directors Option Plan, the Holographix Inc. 1996 Stock Option Plan, as amended, and the Holographix Inc. 2000 Stock Option Plan, as amended, of Avanex Corporation of our report dated July 31, 2001 with respect to the consolidated financial statements and schedule of Avanex Corporation included in this Annual Report (Form 10-K) for the year ended June 30, 2001.

                                          /s/ ERNST & YOUNG LLP

San Jose, California
September 14, 2001